Exhibit 10.6

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) is made as of July 20, 2026, by and among Series U of UM Partners, LLC, a series of a Delaware limited liability company (“Series U”), and Series R of UM Partners, LLC, a series of a Delaware limited liability company (“Series R” and, together with Series U, the “Stockholders”), on the one hand, and Utz Brands, Inc., a Delaware corporation (the “Company” and, collectively with the Stockholders, the “Parties” and each individually, a “Party”), on the other hand. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Implementation Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Idaho USA, Inc., a Delaware corporation (“Acquiror”), Idaho Merger Sub, Inc., a Delaware corporation and direct or indirect wholly-owned subsidiary of Acquiror (“Merger Sub”), and Intersnack Group GmbH & Co. KG, a German limited partnership (Kommanditgesellschaft) (“Parent”), are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms of the Implementation Agreement, the “Merger Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions thereof, at the Effective Time, Merger Sub will merge with and into the Company with the Company surviving the merger (the “Merger”), and the Company, as the surviving corporation in the Merger, sometimes being referred to herein as the “Surviving Corporation”);

WHEREAS, concurrently with the execution and delivery of this Agreement and the Merger Agreement and in connection with the Merger, the Company, Utz Brands Holdings, LLC (“Company LLC”), the Stockholders and the TRA Party Representative (as defined in the TRA Amendment (as defined below)) are entering into that certain Amendment No. 2 to the Tax Receivable Agreement, dated as of the date hereof (the “TRA Amendment”), providing for, among other things, the termination of the Tax Receivable Agreement, dated as of August 28, 2020, by and among the Company, Company LLC, the Stockholders and the TRA Party Representative, as amended by Amendment No. 1, effective as of January 3, 2022 (the “Tax Receivable Agreement”), effective as of and concurrently with the closing of the Merger (the “Closing”), in exchange for the payment by wire transfer of immediately available funds by the Surviving Corporation to the Stockholders of an aggregate amount of $44,000,000 (collectively, the “TRA Payment”), with the allocation of the TRA Payment payable to Series U and to Series R as set forth in the TRA Amendment;

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Acquiror, the Company, Company LLC and the Stockholders are entering into that certain Implementation Agreement, dated as of the date hereof (the “Implementation Agreement”), pursuant to which, among other things, the parties thereto agreed to take certain actions to consummate the transactions contemplated by the Transaction Agreements, including, the execution and delivery of this Agreement concurrently therewith and the consummation by the Parties of the transactions set forth herein at the Purchase Closing (as defined below);

WHEREAS, (a) effective as of and concurrently with the Closing and in accordance with the TRA Amendment, (i) the Tax Receivable Agreement will terminate and (ii) in connection with such Tax Receivable Agreement termination, the Surviving Corporation will pay (or cause to be paid) to the Stockholders, in the aggregate, the TRA Payment and (b) substantially concurrently with the Closing and immediately following such Tax Receivable Agreement termination and TRA Payment, the Closing Provisions of the Fourth A&R Company LLC Operating Agreement shall become effective; and

WHEREAS, substantially concurrently with the Closing and immediately following the effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement and the payment of the TRA Payment, Series U and Series R desire to pay, in the aggregate, $33,000,007.50, by wire transfer of immediately available funds, or net settle such amount with the TRA Payment pursuant to the terms of the TRA Amendment and as provided herein, to the Surviving Corporation in exchange for the sale by the Surviving Corporation to Series U and Series R, in the aggregate, of 2,315,790 common units of Company LLC (all of the common units of Company LLC, the “Common Units”), based on a per-Common Unit price of fourteen dollars and twenty-five cents ($14.25), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties agree as follows:

Section 1. Purchase; Closing.

(a) The closing of the Purchase (as defined below) (the “Purchase Closing”) shall take place substantially concurrently with the Closing, but in all events immediately following the effectiveness of the Closing Provisions of the Fourth A&R Company LLC Operating Agreement. The Parties acknowledge and agree that in no event shall the Purchase occur unless and until such time as the Closing is substantially concurrently occurring. For the avoidance of doubt, the Parties acknowledge and agree that in no event shall the Purchase occur unless and until the TRA Payment has been received by the Stockholders.

(b) At the Purchase Closing:

(i) (A) The Surviving Corporation hereby unconditionally and irrevocably sells, assigns, transfers, conveys and delivers to Series U all right, title and interest in and to 1,968,421.50 Common Units (the “Series U Purchased Units”), free and clear of any Liens (other than immaterial Liens and restrictions on transfer arising under (x) applicable federal and state securities and “blue sky” Laws and (y) the Fourth A&R Company LLC Operating Agreement), and Series U hereby acquires and accepts the Series U Purchased Units, in exchange for the payment by Series U to the Surviving Corporation of $28,050,006.38, by wire transfer of immediately available funds to an account designated in writing by the Surviving Corporation and (B) the Surviving Corporation hereby unconditionally and irrevocably sells, assigns, transfers, conveys and delivers to Series R all right, title and interest in and to 347,368.50 Common Units (the “Series R Purchased Units” and, together with the Series U Purchased Units, the “Purchased Units”), free and clear of any Liens (other than immaterial Liens and restrictions on transfer arising under (x) applicable federal and state securities and “blue sky” Laws and (y) the Fourth A&R Company LLC Operating Agreement), and Series R hereby acquires and accepts the Series R Purchased Units, in exchange for the payment by Series R to the Surviving Corporation of $4,950,001.12, by wire transfer of immediately available funds to an account designated in writing by the Surviving Corporation (clauses (A) and (B) together, the “Purchase”). Notwithstanding the foregoing, the Stockholders may provide a letter of direction to the Company if the Stockholders desire to net settle the amounts payable in connection with the Purchase with the TRA Payment payable by the Surviving Corporation to the Stockholders pursuant to the TRA Amendment (but without affecting the Company’s obligation to pay the balance of the TRA Payment to the Stockholders, being $10,999,992.50).

(ii) The Surviving Corporation shall execute and deliver to (A) Series U a Common Unit power, in the form attached hereto as Exhibit A, duly executed and otherwise sufficient to transfer the Series U Purchased Units to Series U, free and clear of any Liens (other than immaterial Liens and restrictions on transfer arising under (x) applicable federal and state securities and “blue sky” Laws and (y) the Fourth A&R Company LLC Operating Agreement) and (B) Series R a Common Unit power, in the form attached hereto as Exhibit B, duly executed and otherwise sufficient to transfer the Series R Purchased Units to Series R, free and clear of any Liens (other than immaterial Liens and restrictions on transfer arising under (x) applicable federal and state securities and “blue sky” Laws and (y) the Fourth A&R Company LLC Operating Agreement).

(iii) Upon the Purchase Closing, all rights of the Surviving Corporation with respect to the Purchased Units shall transfer to the Stockholders, in the aggregate (including with respect to ownership, management and participation rights or any rights to receive distributions attributable thereto), and the Surviving Corporation shall cease to have any such rights with respect to such Purchased Units.

Section 2. Representations and Warranties.

(a) The Company represents and warrants to each of the Stockholders, as of the date of this Agreement and as of the Purchase Closing, as follows:

(i) Organization; Authorization.

(1) The Company is a corporation duly formed, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly qualified or licensed, have such approvals and be in good standing (with respect to jurisdictions that recognize such concept) has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(2) The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company and no other corporate proceedings on the part of the Company or vote of the Company’s stockholders are necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

(3) This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery by each other Party, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(ii) Ownership of Purchased Units. The Company is the sole legal and beneficial owner of the Purchased Units and has good and valid title to the Purchased Units, free and clear of any Liens (other than immaterial Liens and restrictions on transfer arising under (x) applicable federal and state securities and “blue sky” Laws and (y) the Amended Company LLC Operating Agreement or the Fourth A&R Company LLC Operating Agreement, as applicable). The sale of the Purchased Units by the Company at the Purchase Closing pursuant to this Agreement will convey to the Stockholders good and valid title to such Purchased Units, free and clear of all Liens (other than immaterial Liens and restrictions on transfer arising under (x) applicable federal and state securities and “blue sky” Laws and (y) the Fourth A&R Company LLC Operating Agreement).

(b) Each of the Stockholders represents and warrants to the Company, with respect to such Stockholder, severally and not jointly, as of the date of this Agreement and as of the Purchase Closing, as follows:

(i) Organization; Authorization.

(1) Such Stockholder is a series of a Delaware limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware. Such Stockholder has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority by such Stockholder, individually or in the aggregate, has not, individually or in the aggregate, prevented, materially delayed or materially impaired, and would not reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impair, the ability of such Stockholder to consummate the transactions contemplated by this Agreement (with respect to either Stockholder, a “Stockholder Material Adverse Effect”). Such Stockholder is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly qualified or licensed, have such approvals and be in good standing (with respect to jurisdictions that recognize such concept) by such Stockholder has not had, and would not reasonably be expected to have, individually or in the aggregate, a Stockholder Material Adverse Effect.

(2) Such Stockholder has the requisite limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action on the part of such Stockholder and no other limited liability company proceedings on the part of such Stockholder or vote of such Stockholder’s members are necessary to authorize the execution and delivery by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby.

(3) This Agreement has been duly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by each other Party, constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(ii) Investment Intent; Accredited Investor. Such Stockholder is acquiring such Stockholder’s Purchased Units solely for such Stockholder’s own account for investment and not with a view to resale in connection with any distribution thereof. Such Stockholder is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Section 3. Fourth A&R Company LLC Operating Agreement Schedule A; Filings.

(a) Promptly following the Purchase Closing, the Surviving Corporation shall cause Company LLC to reflect the Purchase of the Purchased Units on Schedule A to the Fourth A&R Company LLC Operating Agreement.

(b) Each Party hereby agrees that it will file (or cause to be filed), promptly following the Purchase Closing, with the relevant governmental or regulatory authorities such documents and instruments, if any, as may be necessary in connection with the Purchase.

Section 4. Instruments of Transfer; Further Assurances. From and after the Closing, each Party shall execute and deliver (or cause to be executed and delivered, as applicable) to the other Party all further documents and instruments, and use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement, including the Purchase and the transfer of the Purchased Units to the Stockholders, in the aggregate.

Section 5. No Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Purchase Closing, except for covenants and agreements which contemplate performance after the Purchase Closing or otherwise expressly by their terms survive the Purchase Closing. This Section 5 shall not affect the express survival of provisions in any other Transaction Agreement (in accordance with the terms thereof) or the rights or obligations of the Parties thereunder.

Section 6. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring or required to incur such expenses.

Section 7. Counterparts; Effectiveness. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (by telecopy, electronic delivery, DocuSign, .pdf or otherwise) to the other Party. Signatures to this Agreement transmitted by electronic mail in “portable document format” form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 8. Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether at Law, in Contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Each of the Parties agrees that a final judgment in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 9. Jurisdiction; Specific Enforcement.

(a) Each of the Parties (i) consents to submit itself to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, solely if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (the “Chosen Courts”), with respect to any dispute arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, and (iii) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement or any transaction contemplated by this Agreement, in any court other than any such Chosen Court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any Legal Proceeding arising out of this Agreement or the transactions contemplated hereby in the Chosen Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such Chosen Court that any such Legal Proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Each of the Parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 5.7 of the Implementation Agreement shall be effective service of process for any proceeding arising out of, relating to or in connection with this Agreement or the transactions contemplated hereby.

(b) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (including the right of a Party to cause any other Party to consummate the transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein) exclusively in the courts designated in Section 9(a) without proof of actual damages, and all such rights and remedies at law or in equity shall be cumulative. Nothing contained in this Section 9(b) shall be deemed to be an election of remedies. The Parties further agree that no Party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9; and each Party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each Party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by the other Party and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the terms, provisions, covenants and obligations of this Agreement. Each Party further agrees not to assert that a remedy of specific performance is unenforceable, invalid, contrary to applicable Law or inequitable for any reason, nor to assert that a remedy of monetary damages or other remedy at law would provide an adequate remedy for any such breach. The Parties acknowledge and agree that the right of specific performance or injunctive relief contemplated by this Section 9(b) is an integral part of the transactions contemplated by this Agreement, and without that right, none of the Parties would have entered into this Agreement.

Section 10. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

Section 11. Notices. All notices and other communications hereunder shall be given in the manner provided for in Section 5.7 of the Implementation Agreement.

Section 12. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the Parties without the prior written consent of the other Party. Subject to the first sentence of this Section 12, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Any purported assignment not permitted under this Section 12 shall be null and void.

Section 13. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 14. Termination. This Agreement shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with the terms thereof and (b) the mutual written consent of the Parties and the Acquiror Parties. In the event of termination of this Agreement pursuant to this Section 14, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any Party; provided, however, that no such termination shall relieve any Party for any liability or obligation that such Party has under any other Transaction Agreement in accordance with such Transaction Agreement. This Section 14 shall not affect the express survival of provisions in any other Transaction Agreement (in accordance with the terms thereof) or the rights or obligations of the Parties thereunder.

Section 15. Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Agreements constitute the entire agreement with respect to the subject matter hereof and thereof, and supersede all other prior agreements and understandings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof and thereof.

Section 16. Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Parties and the Acquiror Parties. Each of the Parties may, to the extent not prohibited by applicable Law and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of any such Party contained herein. The foregoing notwithstanding, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 17. Headings. Headings of the Articles and Sections of this Agreement are for convenience of the Parties only and shall be given no substantive or interpretive effect whatsoever.

Section 18. No Third-Party Beneficiaries.

(a) Each Party agrees that (i) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and (ii) except as set forth in Section 18(b), this Agreement is not intended to, and does not, confer upon any person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

(b) The Parties hereby agree and acknowledge that each of the Acquiror Parties is a third-party beneficiary of Section 1, Section 3, Section 4, Section 14 and Section 16 of this Agreement and has the right to enforce the provisions of such Sections.

Section 19. Interpretation. For the purposes of this Agreement, (a) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term; (b) references to the terms Article, Section, paragraph and Exhibit are references to the Articles, Sections, paragraphs and Exhibits to this Agreement unless otherwise specified; (c) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires; (d) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (e) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (f) unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive; (g) the word “since” when used in this Agreement in reference to a date shall be deemed to be inclusive of such date; (h) references to “written” or “in writing” include in electronic form; (i) provisions shall apply, when appropriate, to successive events and transactions; (j) a reference to any person includes such person’s successors and permitted assigns; (k) references to “$” shall mean U.S. dollars; (l) references in this Agreement to specific Laws or to specific provisions of Laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes; provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date; (m) the phrases “the date of this Agreement” and “the date hereof” and terms or phrases of similar import shall be deemed to refer to immediately prior to the execution and delivery of this Agreement, unless the context requires; and (n) all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Each of the Parties has participated in the negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement. This Agreement has been prepared in the English language only. Where a German term has been inserted with respect to a certain English term, such German term shall be authoritative for the interpretation throughout this Agreement.

Section 20. Certain Special Committee Matters. For the avoidance of doubt, prior to the Closing, this Agreement shall not be amended or modified without the prior written consent of the Special Committee (in addition to the other consents required pursuant to Section 16).

IN WITNESS WHEREOF, this Purchase Agreement has been executed by the Parties as of the date first set forth above.

SERIES U OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: President and Chief Executive Officer

SERIES R OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name: Dylan B. Lissette
Title: President and Chief Executive Officer

[Signature Page to Purchase Agreement]

UTZ BRANDS, INC.

By:	/s/ Howard Friedman
Name: Howard Friedman
Title: Chief Executive Officer

[Signature Page to Purchase Agreement]

EXHIBIT A

Form of Series U Common Unit Power

[•], 2026

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, transfers, conveys and delivers unto SERIES U OF UM PARTNERS, LLC (“Series U”) 1,968,421.50 common units of Utz Brands Holdings, LLC, a Delaware limited liability company (the “Company” and such common units, the “Common Units”), standing in the name of the undersigned on the books of the Company, free and clear of any Liens (as defined in that certain Purchase Agreement, dated as of July 20, 2026, by and among the undersigned, the Company and the other parties thereto (the “Purchase Agreement”)) (other than immaterial Liens and restrictions on transfer arising under (x) applicable federal and state securities and “blue sky” Laws (as defined in the Purchase Agreement) and (y) the Fourth A&R Company LLC Operating Agreement (as defined in the Purchase Agreement)), and does hereby irrevocably constitute, appoint and authorize any officer or other authorized person of the Company as attorney-in-fact to cause the transfer of the Common Units on the books of the Company in the name of the Company, with full power of substitution in the premises.

This Common Unit Power may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any electronic signature so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the undersigned has caused this Common Unit Power to be duly executed as of the day and year first written above.

UTZ BRANDS, INC.

By:
Name:

By:
Name:
Title:

[Signature Page to Common Unit Power]

EXHIBIT B

Form of Series R Common Unit Power

[•], 2026

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, transfers, conveys and delivers unto SERIES R OF UM PARTNERS, LLC (“Series R”) 347,368.50 common units of Utz Brands Holdings, LLC, a Delaware limited liability company (the “Company” and such common units, the “Common Units”), standing in the name of the undersigned on the books of the Company, free and clear of any Liens (as defined in that certain Purchase Agreement, dated as of July 20, 2026, by and among the undersigned, the Company and the other parties thereto (the “Purchase Agreement”)) (other than immaterial Liens and restrictions on transfer arising under (x) applicable federal and state securities and “blue sky” Laws (as defined in the Purchase Agreement) and (y) the Fourth A&R Company LLC Operating Agreement (as defined in the Purchase Agreement)), and does hereby irrevocably constitute, appoint and authorize any officer or other authorized person of the Company as attorney-in-fact to cause the transfer of the Common Units on the books of the Company in the name of the Company, with full power of substitution in the premises.

This Common Unit Power may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any electronic signature so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

IN WITNESS WHEREOF, the undersigned has caused this Common Unit Power to be duly executed as of the day and year first written above.

UTZ BRANDS, INC.

By:
Name:

By:
Name:
Title:

[Signature Page to Common Unit Power]